SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 1998
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                       ARTESYN TECHNOLOGIES, INC.
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         (Exact name of registrant as specified in its charter)


     Florida                     0-4466             59-1205269
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(State or other jurisd-       (Commission          (IRS Employer
iction of incorporation)      File Number)       Identification No.)

7900 Glades Road, Suite 500, Boca Raton, Florida       33434-4105
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                 (Address of principal executive offices)


Registrant's telephone number, including area code (561) 451-1000
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(Former name or former address, if changed since last report)


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Item 5.   Other Events.

     On December 31, 1998, the Registrant entered into a Credit Agreement with ABN AMRO Bank N.V., First Union National Bank and NationsBank, N.A. and certain other financial institutions named therein in order to refinance its existing bank indebtedness and for working capital.

     Pursuant to the Credit Agreement, Registrant and certain of its affiliates may borrow up to U.S. $200,000,000 in revolving credit loans and letter of credit obligations, with various interest rate and currency options. The loans are unsecured, except for the pledge to the lenders of sixty five (65%) percent of the outstanding capital stock of its first tier foreign subsidiaries.

     The Credit Agreement contains certain financial covenants, such as a net worth test and leverage and fixed charge ratios, and other affirmative and negative covenants. All loans under this facility mature, and the facility terminates, on December 31, 2001.

     A copy of the Credit Agreement, without exhibits or schedules, is annexed hereto as Exhibit 1.

      Exhibits.
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        1        Credit  Agreement among Artesyn  Technologies,  Inc.,
                 certain of its subsidiaries, ABN AMRO Bank N.V., as Administrative Agent and Co-Arranger, First Union National Bank, as Syndication Agent and Co-Arranger, NationsBank, N.A., as Co-Agent, dated as of December 31, 1998.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                  ARTESYN TECHNOLOGIES, INC.



                                  By: Richard J. Thompson
                                      -----------------------
                                      Richard J. Thompson
                                      Vice President-Finance
                                      Chief Financial Officer

Date:   January 27, 1999

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                                  EXHIBIT INDEX


Exhibit                                                            Page

  1         Credit Agreement among Artesyn Technologies, Inc.,       4
            certain of its subsidiaries, ABN AMRO Bank N.V., as Administrative Agent and Co-Arranger, First
            Union  National  Bank,  as  Syndication  Agent and
            Co-Arranger, NationsBank, N.A., as Co-Agent, dated as of December 31, 1998.


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